UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 28, 2008

LINENS HOLDING CO.

LINENS ’N THINGS, INC.

LINENS ’N THINGS CENTER, INC.

(Exact names of registrants as specified in their charters)

Delaware	333-135646-12	20-4192917
Delaware	001-12381	22-3463939
California	333-135646-11	59-2740308
(States or other jurisdictions of incorporation)	(Commission File Numbers)	(IRS Employer Identification Nos.)

6 Brighton Road, Clifton, New Jersey  07015

(Address of principal executive offices)  (Zip Code)

(973) 778-1300

(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrants under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

As previously disclosed by Linens Holding Co. (“Holding”), in connection with the filings on May 2, 2008 by Holding and each of its direct and indirect U.S. subsidiaries (together with Holding, the “Debtors”) of voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”) (jointly administered under Case No. 08 10832) (the “Chapter 11 Cases”), the Debtors filed motions seeking Bankruptcy Court approval of a Senior Secured, Super-Priority Debtor-in-Possession and Exit Option Credit Agreement (the “DIP Credit Agreement”) among Linens ’n Things, Inc. (“LNT”) and Linens ’n Things Center, Inc. (“Center”), as U.S. Borrowers, Linens ’n Things Canada Corp. (“Linens Canada”), as Canadian Borrower, Holding, as Guarantor, the Subsidiary Guarantors party thereto, the Lenders party thereto, General Electric Capital Corporation, as U.S. Administrative Agent, GE Canada Finance Holding Company, as Canadian Administrative Agent, and the other Agents party thereto.  The DIP Credit Agreement provides for a revolving credit commitment of up to $700.0 million (the “Revolver”), with a non-debtor-in-possession Canadian subfacility of the Revolver available to the Canadian Borrower of up to $50.0 million (the “Canadian Subfacility”).

The Bankruptcy Court granted interim approval of the DIP Credit Agreement on May 2, 2008.  Based on the Bankruptcy Court’s interim approval, the Debtors and the other parties to the DIP Credit Agreement executed the DIP Credit Agreement dated as of May 5, 2008, subject to final approval by the Bankruptcy Court.

On May 28, 2008, the Bankruptcy Court granted a final order approving the DIP Credit Agreement and authorizing the Debtors’ performance thereunder and under related loan documents (the “Final Order”).  Among other things, the Final Order grants the obligations under the DIP Credit Agreement superpriority administrative expense claim status in connection with the Chapter 11 Cases and grants the U.S. Administrative Agent, for its benefit and the benefit of the lenders under the DIP Credit Agreement, automatically perfected security interests in and liens on all of the DIP Collateral (as defined in the Final Order), including Cash Collateral (as defined in the Bankruptcy Code).  The Final Order is publicly available and may be accessed on the Internet at http://pacer.psc.uscourts.gov or www.kccllc.net/linensnthings.

Borrowings by the U.S. Borrowers under the Revolver are subject to a borrowing base, which is a formula based on certain eligible inventory and receivables of the Debtors, minus certain reserves.  The Canadian Subfacility is subject to a separate Canadian borrowing base.  The use of the Revolver (including the Canadian Subfacility) is limited in accordance with the DIP Budget (as defined in the DIP Credit Agreement).  The use of proceeds under the DIP Credit Agreement are limited to refinancing the prepetition senior credit facility of LNT, Center, and Linens Canada, working capital and other general corporate purposes consistent with the DIP Budget, payment of costs and expenses related to the administration of the Chapter 11 Cases, and payment of other prepetition expenses as contemplated by the DIP Budget and as approved by the Bankruptcy Court and consented to by the U.S. Administrative Agent.  The principal amount outstanding of the loans under the DIP Credit Agreement, plus interest accrued and unpaid thereon, will be due and payable in full at maturity, which is the earlier of May 2, 2009 and confirmation of a plan of reorganization in the Chapter 11 Cases, subject to provisions in the DIP Credit Agreement providing for an earlier maturity date under certain circumstances.

Borrowings under the DIP Credit Agreement bear interest at a rate equal to, at the U.S. Borrowers’ option, either (1) the alternate base rate (as defined in the DIP Credit Agreement) plus 1.75% or (2) the adjusted LIBOR rate (as defined in the DIP Credit Agreement), with respect to any Eurodollar borrowing, plus 3.25%.  In lieu of the alternate base rate, the Canadian Subfacility bears interest at the Canadian prime rate (as defined in the DIP Credit Agreement) plus 1.75%.  If the borrowers default on their obligations under the DIP Credit Agreement, the default rate of interest will be the rate otherwise in effect plus 2.00%.  In addition to interest, the borrowers are required to pay a commitment fee of 0.375% per annum in respect of the unutilized commitments thereunder.  A closing fee of 2.00% of the aggregate amount of commitments under the DIP Credit Agreement was payable on May 5, 2008.  The borrowers must also pay letter of credit fees and agency fees.

All obligations under the DIP Credit Agreement are unconditionally guaranteed by Holding and certain of its existing and future domestic subsidiaries as Debtors.  The Canadian Subfacility is guaranteed by Holding’s Canadian subsidiaries other than the Canadian Borrower.  All obligations under the Revolver, other than the Canadian Subfacility, and the guarantees of those obligations, are secured, subject to certain exceptions, by substantially all of the assets of the U.S. Borrowers and the Debtor guarantors, including: (i) a first-priority security interest in inventory, accounts receivable, cash, securities and other general intangibles; and (ii) a second-priority security interest in equipment, intellectual property rights and related general intangibles and all of the capital stock of LNT and the capital stock of certain subsidiaries.  The Canadian Subfacility is secured by all assets of the Canadian subsidiaries only.

The DIP Credit Agreement also contains certain customary affirmative and negative covenants.  In addition to customary events of default, the DIP Credit Agreement includes events of defaults related to the progress of the Chapter 11 Cases.

The description of the DIP Credit Agreement in this report does not purport to be complete and is qualified in its entirety by reference to the DIP Credit Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference.

As of the close of business on May 29, 2008, the borrowers had excess availability of $140.7 million under the Revolver.  This amount reflects an increase of $44.1 million over the excess availability projected by the Debtors for the end of May in the DIP Budget referred to in the order granting the interim approval of the DIP Credit Agreement.

Holding issued a press release on June 2, 2008 with respect to the DIP Credit Agreement, a copy of which is attached hereto as Exhibit 99.1 (the “Press Release”).

Item 8.01               Other Events.

In the Press Release, Holding also announced that approximately 83% of the dollar amount of all product orders from domestic vendors for May or June delivery have been or are being shipped on terms.

Item 9.01               Financial Statements and Exhibits.

(d)                                                         Exhibits.

10.1         Senior Secured, Super-Priority Debtor-in-Possession and Exit Option Credit Agreement, dated as of May 5, 2008, among Linens ’n Things, Inc. and Linens ’n Things Center, Inc., as U.S. Borrowers, Linens ’n Things Canada Corp., as Canadian Borrower, Linens Holding Co., as Guarantor, the Subsidiary Guarantors party thereto, the Lenders party thereto, General Electric Capital Corporation, as U.S. Administrative Agent, GE Canada Finance Holding Company, as Canadian Administrative Agent, and the other Agents party thereto.

99.1         Press Release of Linens Holding Co. dated June 2, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned hereunto duly authorized.

Dated:  June 2, 2008

LINENS HOLDING CO.
LINENS ‘N THINGS, INC.
LINENS ‘N THINGS CENTER, INC.
(Registrants)

By:	/s/ FRANCIS M. ROWAN
Francis M. Rowan
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1

Senior Secured, Super-Priority Debtor-in-Possession and Exit Option Credit Agreement, dated as of May 5, 2008, among Linens ’n Things, Inc. and Linens ’n Things Center, Inc., as U.S. Borrowers, Linens ’n Things Canada Corp., as Canadian Borrower, Linens Holding Co., as Guarantor, the Subsidiary Guarantors party thereto, the Lenders party thereto, General Electric Capital Corporation, as U.S. Administrative Agent, GE Canada Finance Holding Company, as Canadian Administrative Agent, and the other Agents party thereto.

99.1	Press Release of Linens Holding Co. dated June 2, 2008.